U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2010

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of principal executive offices) (Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 24, 2010, we entered into separate Equity Distribution Agreements with each of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Agents”). Pursuant to the Equity Distribution Agreements, we may issue and sell from time to time through or to any of the Agents shares of our common stock having an aggregate offering price of up to $250 million. The Agreements provide that such shares may be offered and sold through any of the Agents as our sales agents, or to any of the Agents as principals, in privately negotiated transactions or by any other method or payment deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act. Each Agent will be entitled to a commission equal to 2% of the gross offering proceeds of shares sold through it as sales agent. The price and commission with respect to shares sold to an Agent as principal will be agreed to at the time of sale. The Equity Distribution Agreements are attached to this Report as Exhibits 1.1, 1.2, 1.3, 1.4 and 1.5 and incorporated into this Report by reference.

When acting as sales agents under the Equity Distribution Agreements, each of the Agents has agreed, subject to the terms and conditions of the Equity Distribution Agreements, to use its reasonable efforts to execute any order we submit to it under the relevant Equity Distribution Agreement and with respect to which such Agent has agreed to act as our sales agent.

We intend to use any net proceeds from the sale of our shares under the Equity Distribution Agreements for general corporate purposes, which may include reducing borrowings under our unsecured credit facility, the repayment of other indebtedness, the redemption or other repurchase of outstanding debt or equity securities, funding for development activities and financing for acquisitions.

We may enter into other equity distribution or similar agreements concurrently with the Equity Distribution Agreements or otherwise.

Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and affiliates of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and UBS Securities LLC are lenders and agents under our unsecured credit facility. An affiliate of Deutsche Bank Securities Inc. is a lender under our secured credit facility. The Agents and their affiliates have provided and in the future may continue to provide investment banking, commercial banking, corporate trust and other financial services to us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation.

In connection with the offering contemplated by the Equity Distribution Agreements, we intend to file with the Securities and Exchange Commission a supplement to the prospectus included in the shelf registration statement on Form S-3 (File No. 333-147238) filed with the SEC on November 8, 2007.

ITEM 1.02	Termination of a Material Definitive Agreement.

Effective February 24, 2010, we terminated the Equity Distribution Agreement, dated as of May 14, 2009, between BRE and Goldman, Sachs & Co. Pursuant to the terms of the Equity Distribution Agreement, we were able to issue and sell from time to time through or to Goldman, Sachs & Co., as sales agent and/or principal, shares of our common stock having an aggregate offering price of up to $125 million. During 2009, 3,801,185 shares were issued for approximately $104,600,000 with an average share price of $27.52. We have not issued any shares under the Equity Distribution Agreement in 2010. As of February 24, 2010 we had approximately $20,400,000 available to be issued under the Equity Distribution Agreement. We terminated the agreement in connection with our entry into the Equity Distribution Agreements with each of the Agents, as described in Item 1.01 above. No early termination penalties were or will be incurred in connection with the termination of the agreement. Goldman, Sachs & Co. has provided and in the future may continue to provide investment banking, commercial banking, corporate trust and other financial services to us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation from Goldman, Sachs & Co.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and Deutsche Bank Securities Inc.

1.2	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and J.P. Morgan Securities Inc.

1.3	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.4	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and UBS Securities LLC

1.5	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and Wells Fargo Securities, LLC

5.1	Opinion of Ballard Spahr LLP

8.1	Opinion of Latham & Watkins LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: February 24, 2010	By:	/S/ KERRY FANWICK
	Name:	Kerry Fanwick
	Its:	Executive Vice President and General Counsel

Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and Deutsche Bank Securities Inc.

1.2	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and J.P. Morgan Securities Inc.

1.3	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.4	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and UBS Securities LLC

1.5	Equity Distribution Agreement, dated as of February 24, 2010, between the Registrant and Wells Fargo Securities, LLC

5.1	Opinion of Ballard Spahr LLP

8.1	Opinion of Latham & Watkins LLP